POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Glenn Shrader, Nathan Duda and Lauree Seko, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Mechanics Bancorp (successor to HomeStreet, Inc.) (the "Company") from time to time the following U.S. Securities and Exchange Commission (the "SEC") forms: (i) Form ID (or applicable Application for Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") access) to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR and EDGAR Next system; (ii) Form 3, Initial Statement of Beneficial Ownership of Securities; (iii) Form 4, Statement of Changes in Beneficial Ownership of Securities; (iv) Form 5, Annual Statement of Beneficial Ownership of Securities, in the cases of clauses (ii)-(iv), in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; (v) Schedule 13D; (vi) Schedule 13G and (vii) any attached documents and amendments to the foregoing, in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Schedule 13D, Schedule 13G or any amendment(s) thereto, and timely file such form(s) with the SEC and any securities exchange, national association or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion, including the use of the undersigned's electronic signature for purposes of an electronic filing on the EDGAR system.

The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Regulation 13D-G of the Securities Exchange Act of 1934, as amended. The undersigned hereby agrees to indemnify the attorneys-in-fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorneys-in-fact. The undersigned agrees that the use of an electronic signature constitutes the legal equivalent of a manual signature for purposes of authenticating the signature to any SEC or EDGAR filing for which it is provided.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes any prior power of attorney in connection with the undersigned's capacity as an officer and/or director of the Company. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an executive officer of, or legal counsel to, the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 28, 2025.

Patrick Cal

Name:

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF CONTRA COSTA

On this ____ day of August, 2025, before me personally appeared ________________, in his/her individual capacity, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to or who executed the foregoing instrument in his authorized capacity, and who duly acknowledged to me that execution of the same is his own free act and deed and made with appropriate authority.

See Attached

____
Notary Public

My Commission Expires: __________

Notary Seal:

CALIFORNIA ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Contra Costa

On August 28, 2025 before me, Ebony Holliday, Notary Public,
Date *Here Insert Name and Title of the Officer*

personally appeared Patricia Cochran
Name~~(s)~~ of Signer~~(s)~~

who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that ~~he~~/she/~~they~~ executed the same in ~~his~~/her/~~their~~ authorized capacity~~(ies)~~, and that by ~~his~~/her/~~their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

EBONY HOLLIDAY
Notary Public - California
Contra Costa County
Commission # 2397892
My Comm. Expires Mar 21, 2026

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: Power of Attorney

Document Date: August 28, 2025 Number of Pages: 2

Signer(s) Other Than Named Above: None

Capacity(ies) Claimed by Signer(s)

Signer's Name: Patricia Cochran	Signer's Name:
☐ Corporate Officer – Title(s):	☐ Corporate Officer – Title(s):
☐ Partner – ☐ Limited ☐ General	☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact	☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator	☐ Trustee ☐ Guardian or Conservator
☐ Other:	☐ Other:
Signer is Representing: Mechanics Bank	Signer is Representing: